Exhibit 3.3

BUSINESS CORPORATIONS ACT	FORM 1

Alberta	Articles of Incorporation

1.	Name of Corporation

SCHLUMBERGER FINANCE CANADA LTD.

2.	The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

The attached Schedule of Share Capital is incorporated into and forms part of this form.

3.	Restrictions on share transfers (if any):

The attached Schedule of Restrictions on Share Transfers is incorporated into and forms part of this form.

4.	Number, or minimum and maximum number, of directors that the corporation may have:

Not less than One (1) director and not more than Seven (7) directors.

5.	If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):

None

6.	Other rules or provisions (if any):

The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.	Dated: October 31, 2017

Incorporators

Name of Person Authorizing (please print)	Address: (including postal code)	Signature

Megan J. Bertram	4500, 855 - 2nd Street S.W. Calgary, Alberta T2P 4K7	/s/ Megan J. Bertram

REGISTERED ON THE ALBERTA REGISTRIES CORES SYSTEM OCT 31 2017

SCHEDULE OF SHARE CAPITAL

The Corporation is authorized to issue:

(a)	One class of shares, to be designated as “Common Shares”, in an unlimited number; and

(b)	One class of shares, to be designated as “Preferred Shares”, issuable in series, in an unlimited number;

such shares having attached thereto the following rights, privileges, restrictions and conditions:

A.	Common Shares

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)	the holders of Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote for each Common Share held;

(ii)	the holders of Common Shares shall be entitled to receive dividends at such times and in such amounts as the directors of the Corporation may in their discretion from time to time declare; and

(iii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.

B. Preferred Shares

The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)

the Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)

subject to the provisions of the Business Corporations Act (Alberta), the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares.

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

SCHEDULE OF OTHER PROVISIONS

1.

The number of direct or indirect beneficial owners of securities of the Corporation will be limited to not more than 50, not including employees and former employees of the Corporation or any of its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, shall be counted as a separate beneficial owner. For purposes of this paragraph, the term “securities” does not include non-convertible debt securities of the Corporation.

2.	Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.	The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.

The right to transfer securities of the Corporation, other than non-convertible debt securities, is restricted in that no securityholder shall be entitled to transfer any securities of the Corporation to any person who is not a securityholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.